Exhibit 10.22
THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
MAGNACHIP SEMICONDUCTOR LLC
OPTION AGREEMENT
[US Participants]
     MagnaChip Semiconductor LLC has granted to the Participant named in the Notice of Grant of Unit Option (the “Grant Notice”) to which this Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain Units upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the MagnaChip Semiconductor LLC 2009 Common Unit Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and the Operating Agreement, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, Option Agreement, the Plan and the Operating Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under such documents.
     1. Definitions and Construction.
          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Tax Status of Option.
     This Option is intended to be a nonstatutory option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code.
     3. Administration.
     All questions of interpretation concerning the Grant Notice, this Option Agreement and the Plan, the Operating Agreement, and any other form of agreement or other document employed by the Board or the Company in the administration of the Plan or the Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.
     4. Exercise of the Option.
          4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Units less the number of Units previously acquired upon exercise of the Option, subject to the Company’s repurchase rights set forth in Section 11 and Section 12. In no event shall the Option be exercisable for more Units than the Number of Option Units, as adjusted pursuant to Section 9.
          4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Units for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Units as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by (a) full payment of the aggregate Exercise Price for the number of Units being purchased and (b) such executed documents, if any, as may be required pursuant to Section 4.3. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written

Exercise Notice, the aggregate Exercise Price, and, if required by the Company, such additional executed documents.
          4.3 Issuance of Units Subject to Operating Agreement. If required by the Board, the Participant shall not be entitled to acquire any Units pursuant to this Option and to be admitted as a member of the Company thereby unless and until the Participant has executed and delivered to the Company a written undertaking in a form acceptable to the Board to be bound by the terms and conditions of the Operating Agreement and/or any lock-up or other documents the Board reasonably determines to be necessary or appropriate in connection with the issuance of such Units.
          4.4 Payment of Exercise Price.
               (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Units for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent, (ii) if permitted by the Board and subject to the limitations contained in Section 4.4(b), by means of (1) a Unit Tender Exercise, (2) a Cashless Exercise, or (3) a Net-Exercise; or (iii) by any combination of the foregoing.
               (b) Limitations on Forms of Consideration. The Board reserves, at any and all times, the right, in the Board’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.
                    (i) Unit Tender Exercise. A “Unit Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Board of whole Units having a Fair Market Value that does not exceed the aggregate Exercise Price for the Units with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such Units’ Fair Market Value. A Unit Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Units. If required by the Board, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Units unless such Units either have been owned by the Participant for a period of time required by the Board (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
                    (ii) Cashless Exercise. A Cashless Exercise shall be permitted only following a conversion of Options into options for shares of stock of a corporation having shares of the same class which have become publicly traded in an established securities market. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Board providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

                    (iii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of Units otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of Units having a Fair Market Value that does not exceed the aggregate Exercise Price for the Units with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole Units to be issued. Following a Net-Exercise, the number of Units remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of Units issued to the Participant upon such exercise, and (2) the number of Units deducted by the Company for payment of the aggregate Exercise Price.
          4.5 Tax Withholding.
               (a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver Units until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.
               (b) Withholding in Units. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the Units otherwise issuable to the Participant upon such exercise a number of whole Units having a Fair Market Value, as determined by the Board as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates. Notwithstanding the foregoing, this Section 4.5(b) shall not apply to the Option to purchase Units or shares of stock of a corporation either of which is not publicly traded in an established securities market.
          4.6 Beneficial Ownership of Units; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all securities acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, Units as to which the Option is exercised shall be registered in book entry form with the Company or its transfer agent or shall be issued in certificate form, in either case registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
          4.7 Restrictions on Grant of the Option and Issuance of Units. The grant of the Option and the issuance of Units upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Units upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Units may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Units issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Units issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. Furthermore, except as otherwise determined by the Board, in its discretion, the Option may not be exercised if the number of record holders of Units immediately following such exercise and issuance of Units would exceed ninety percent (90%) of the number of such record holders that would require the Company to register the Units pursuant to Section 12(g) of the Exchange Act, in which case the Board can, among other things, toll the stated exercise period or unilaterally cancel the Option in exchange for a cash payment per share equal to the Fair Market Value on the attempted date of exercise over the Exercise Price. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
          4.8 Fractional Units. The Company shall not be required to issue fractional Units upon the exercise of the Option.
     5. Nontransferability of the Option.
          During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
     6. Termination of the Option.
          The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.
     7. Effect of Termination of Service.
          7.1 Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

               (a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Units on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
               (b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Units on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.
               (c) Termination for Cause. Notwithstanding any other provision of this Option Agreement, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.
               (d) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Units by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
          7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.7, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.
     8. Effect of Change in Control.
          In the event of a Change in Control, and provided that the Participant’s Service has not terminated prior to such date, the Option shall be immediately exercisable and vested in full immediately prior to the consummation of the Change in Control. Except to the extent that the Board determines to cash out the Option in accordance with Section 9.3 of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s securities. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each Unit subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether units, stock, cash, other securities or property or a combination thereof) to which a holder of a Unit on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common equity of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each Unit to consist solely of common equity of the Acquiror equal in Fair Market Value to the per Unit consideration received by holders of Units pursuant to the Change in Control. If any portion of such consideration may be received by holders of Units pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per Unit as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control. Notwithstanding the foregoing, Units acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Units shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.
     9. Adjustments for Changes in Capital Structure.
          Subject to any required action by the members of the Company and the requirements of Sections 409A of the Code to the extent applicable, in the event of any change in the Units effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, Unit dividend, split, reverse split, split-up, split-off, spin-off, combination of Units, exchange of Units, Solvent Reorganization (as defined by the Operating Agreement) or similar change in the capital structure of the Company, adjustments shall be made as the Board determines appropriate in order to prevent dilution or enlargement of the Participant’s rights under the Option, including, without limitation, (i) adjusting the number and/or kind of Units subject to the Option, (ii) adjusting the Exercise Price; (iii) adjusting the Vesting Conditions; (iv) providing for substitute awards, accelerating exercisability and/or vesting, effecting the lapse of restrictions and the termination of the Option, and/or providing for a period of time to exercise the Option prior to the applicable event; and/or (v) cancelling the Option; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004)), the Board shall make an equitable or proportionate adjustment to the Option to reflect such equity restructuring. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional Unit resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the Exercise Price shall be rounded up to the nearest whole cent. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.
     10. Rights as a Member, Manager, Employee or Consultant.
          The Participant shall have no rights as a member with respect to any Units covered by the Option until the date of the issuance of the Units for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Units are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Manager, an Employee or Consultant, as the case may be, at any time.
     11. Right of First Refusal.
          11.1 Grant of Right of First Refusal. Except as provided in Section 11.7 and Section 16 below, in the event the Participant, the Participant’s legal representative, or other holder of Units acquired upon exercise of the Option proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Vested Units (the “Transfer Units”) to any person or entity, including, without limitation, any securities holder of a Participating Company, the Company shall have the right to repurchase the Transfer Units under the terms and subject to the conditions set forth in this Section 11 (the “Right of First Refusal”).
          11.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Units, the Participant shall deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Units, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the Fair Market Value of the Transfer Units, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Units to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Units to the Proposed Transferee subject only to the Right of First Refusal.
          11.3 Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 11, and the Participant shall have no right to transfer the Transfer Units without first complying with the procedure described in this Section 11. The Participant shall not be permitted to transfer the Transfer Units if the proposed transfer is not bona fide.
          11.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Units (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant shall thereupon consummate the sale of the Transfer Units to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Units other than in cash, the Company shall have the option of paying for the Transfer Units by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Units from the Participant shall terminate no sooner than the later of (a) the date eight (8) months following the date on which the Participant acquired the Transfer Units upon exercise of the Option or (b) the date thirty (30) days after the date that exercise of the Right of First Refusal and payment for the Transfer Units would no longer be prevented by the provisions of any law, regulation or agreement that would prohibit the redemption by the Company of the Transfer Units.
          11.5 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 11.4 above, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Units on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 11.4. The Company shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Units was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Units shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section 11.
          11.6 Transferees of Transfer Units. All transferees of the Transfer Units or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Units or interest therein subject to all of the terms and conditions of this Option Agreement, including this Section 11 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Units acquired upon exercise of the Option shall be void unless the provisions of this Section 11 are met.
          11.7 Transfers Not Subject to Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the Units acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of securities of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of Section 11.9 below result in a termination of the Right of First Refusal.
          11.8 Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.
          11.9 Early Termination of Right of First Refusal. The other provisions of this Option Agreement notwithstanding, the Right of First Refusal shall terminate and be of no further force and effect upon the existence of a public market for the class of securities subject to the Right of First Refusal. A “public market” shall be deemed to exist if (i) such securities are listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such securities are traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.
     12. Vested Unit Repurchase Option.
          12.1 Grant of Vested Unit Repurchase Option. Except as provided in Section 12.4 below, in the event of the occurrence of any Repurchase Event, as defined below, the Company shall have the right to repurchase the Units acquired by the Participant pursuant to the Option (the “Repurchase Units”) under the terms and subject to the conditions set forth in this Section (the “Vested Unit Repurchase Option”). Each of the following events shall constitute a “Repurchase Event”:
               (a) Termination of the Participant’s Service for any reason or no reason, with or without cause, including death or Disability. The Repurchase Period, as defined below, shall commence on the date of termination of the Participant’s Service.
               (b) The Participant, the Participant’s legal representative, or other holder of Units acquired upon exercise of the Option attempts to sell, exchange, transfer, pledge, or otherwise dispose of any Repurchase Units without complying with the provisions of Section 11. The Repurchase Period, as defined below, shall commence on the date the Company receives actual notice of such attempted sale, exchange, transfer, pledge or other disposition.
               (c) The receivership, bankruptcy or other creditor’s proceeding regarding the Participant or the taking of any of the Participant’s Units by legal process, such as a levy of execution. The Repurchase Period, as defined below, shall commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be. The Fair Market Value of the Repurchase Units shall be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.
          12.2 Exercise of Vested Unit Repurchase Option. The Company may exercise the Vested Unit Repurchase Option by written notice to the Participant, the Participant’s legal representative, or other holder of the Repurchase Units, as the case may be, during the Repurchase Period. The “Repurchase Period” shall be the period commencing at the time set forth in Section 12.1 above and ending on the later of (a) the date ninety (90) days after the commencement of the Repurchase Period or (b) the date nine (9) months after the Option is last exercised; provided, however, that if the redemption by the Company of the Repurchase Units during any portion of the Repurchase Period would violate the provisions of any law, regulation or agreement, the Vested Unit Repurchase Option shall remain exercisable until the later of (the “Extended Repurchase Period”) (a) thirty (30) days after the date such exercise would no longer be prevented by such provisions or (b) the end of the Repurchase Period. If the Company fails to give notice during the Repurchase Period or the Extended Repurchase period, as applicable, the Vested Unit Repurchase Option shall terminate (unless the Company and the Participant have extended the time for the exercise of the Vested Unit Repurchase Option) unless and until there is a subsequent Repurchase Event. Notwithstanding a termination of the Vested Unit Repurchase Option, the remaining provisions of this Option Agreement shall remain in full force and effect, including, without limitation, the Right of First Refusal set forth in Section 11. If there is a subsequent Repurchase Event, the Vested Unit Repurchase Option shall again become exercisable as provided in this Section 12. The Vested Unit Repurchase Option must be exercised, if at all, for all of the Repurchase Units, except as the Company and the Participant otherwise agree.
          12.3 Payment for Repurchase Units. The repurchase price per Unit being repurchased by the Company pursuant to the Vested Unit Repurchase Option shall be an amount equal to the Fair Market Value of the Units determined as of the date of the Repurchase Event (except as otherwise provided in Section 12.1(c)) by the Board in good faith; provided, however, that if the Repurchase Event is the termination of the Participant’s Service for Cause, the repurchase price per Unit shall be the lesser of such Fair Market Value or the Exercise Price paid by the Participant to acquire such Unit. Payment by the Company to the Participant shall be made in cash on or before the last day of the Repurchase Period. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.
          12.4 Transfers Not Subject to Vested Unit Repurchase Option. The Vested Unit Repurchase Option shall not apply to any transfer or exchange of Units acquired upon exercise of the Option if such transfer or exchange is in connection with an Ownership Change Event. If the consideration received pursuant to such transfer or exchange consists of securities of a Participating Company, such consideration will remain subject to the Vested Unit Repurchase Option unless the provisions of Section 12.6 result in a termination of the Vested Unit Repurchase Option.
          12.5 Assignment of Vested Unit Repurchase Option. The Company shall have the right to assign the Vested Unit Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.
          12.6 Early Termination of Vested Unit Repurchase Option. The other provisions of this Option Agreement notwithstanding, the Vested Unit Repurchase Option shall terminate and be of no further force and effect upon the existence of a public market, as defined in Section 11.9, for the class of securities subject to the Vested Unit Repurchase Option.
     13. Distributions Subject to Option Agreement.
          If, from time to time, there is any Unit dividend, split or other change, as described in Section 9, in the character or amount of any of the outstanding securities of the entity the securities of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Participant is entitled by reason of the Participant’s ownership of the Units acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal and the Vested Unit Repurchase Option with the same force and effect as the Units subject to the Right of First Refusal and the Vested Unit Repurchase Option immediately before such event.
     14. Legends.
          If the Units are at any time evidenced by certificates, the Company may at any time place legends referencing the Right of First Refusal, the Vested Unit Repurchase Option and any applicable federal, state or foreign securities law restrictions on all certificates representing the securities subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing securities acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
          14.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”
          14.2 “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’ S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”
     15. Lock-Up Agreement.
          The Participant hereby agrees that in the event of any underwritten public offering of securities, including an initial public offering of securities, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any securities of the Company or any rights to acquire securities of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; provided, further, however, that such one hundred eighty (180) day period may be extended for an additional period, not to exceed twenty (20) days, upon the request of the Company or the underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The foregoing limitation shall not apply to securities registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.
     16. Restrictions on Transfer of Units.
          No Units acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law in any manner which violates any of the provisions of this Option Agreement or the Operating Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any Units which will have been transferred in violation of any of the provisions set forth in this Option Agreement or the Operating Agreement or (b) to treat as owner of such Units or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Units will have been so transferred.
     17. Miscellaneous Provisions.
          17.1 Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.
          17.2 Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Option Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Option Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Option Agreement. In any event, and except for the responsibilities of the Company set forth in Section 4.5, no Participating Company shall be responsible for the payment of any applicable taxes incurred by the Participant on income realized by the Participant pursuant to the Plan or this Option Agreement.
          17.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

          17.4 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
          17.5 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
               (a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Operating Agreement and any reports of the Company provided generally to the Company’s Unit holders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
               (b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 17.5(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 17.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 17.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 17.5(a).
          17.6 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with the Operating Agreement and any employment, service or other agreement with the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating

Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement, the Plan and the Operating Agreement shall survive any exercise of the Option and shall remain in full force and effect.
          17.7 Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
          17.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Participant:
Date:
UNIT OPTION EXERCISE NOTICE
MagnaChip Semiconductor LLC
Attention: General Counsel

Ladies and Gentlemen:
     1. Option. I was granted an option (the “Option”) to purchase Common Units (the “Units”) of MagnaChip Semiconductor LLC (the “Company”) pursuant to the Company’s 2009 Common Unit Plan (the “Plan”), my Notice of Grant of Unit Option (the “Grant Notice”) and my Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Option Units:

Exercise Price per Unit:	US$
     2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Units, all of which are Vested Units, in accordance with the Grant Notice and the Option Agreement:

Total Units Purchased:

Total Exercise Price (Total Units X Price per Unit)	US$
     3. Payments. I enclose payment in full of the total exercise price for the Units in the following form(s), as authorized by my Option Agreement:

Cash:	US$

Check:	US$

Unit Tender Exercise:	Contact Plan Administrator

Cashless Exercise:	Contact Plan Administrator

Net Exercise:	Contact Plan Administrator
     4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:
(Contact Plan Administrator for amount of tax due.)

Check:	US$

Unit Withholding:	Contact Plan Administrator

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     5. Participant Information.

My address is:

My Social Security Number is:
     6. Binding Effect. I agree that the Units are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Option Agreement, including the Right of First Refusal and Vested Unit Repurchase Option set forth therein, the Plan and the Operating Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.
     7. Joinder Agreement. I have executed and am hereby delivering to the Company along with this Exercise Notice a Joinder Agreement, pursuant to which I agree to become a party to, to by bound by, and to comply with all of the provisions of the Operating Agreement.
     8. Transfer. I understand and acknowledge that the Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that consequently the Units must be held indefinitely unless they are subsequently registered under the Securities Act, an exemption from such registration is available, or they are sold in accordance with Rule 144 or Rule 701 under the Securities Act. I further understand and acknowledge that the Company is under no obligation to register the Units. I understand that any certificate or certificates evidencing the Units will be imprinted with legends which prohibit the transfer of the Units unless they are registered or such registration is not required in the opinion of legal counsel satisfactory to the Company.
     I am aware that Rule 144 under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Units and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Units that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.
     I understand that I am purchasing the Units pursuant to the terms of the Plan, the Grant Notice, my Option Agreement and the Operating Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.
MagnaChip Semiconductor LLC

By:

Title:

Dated:

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